UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2011

USG CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

As part of the Registrant’s steps to adjust operations and staffing to market conditions, the Registrant’s subsidiary, CGC Inc., is temporarily closing its gypsum rock quarry facilities in Windsor, Nova Scotia, Canada, effective February 28, 2011.

The Registrant will record charges of approximately $16 million related to the closure of the quarry facilities in the fourth quarter of 2010. These charges include approximately $5 million for employee termination benefits, $9 million for contractual obligations and $2 million for asset write-offs. The Registrant estimates that it will incur cash expenditures of approximately $15 million in 2011 and later periods in connection with the closure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION

By: /s/ Richard H. Fleming
Richard H. Fleming,
Executive Vice President and
Chief Financial Officer

Dated: January 21, 2011

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